Exhibit 99.1

Contact:	Raymond D. Martz
Chief Financial Officer
859/581-5900

EAGLE HOSPITALITY PROPERTIES TRUST SHAREHOLDERS

APPROVE ACQUISITION BY AN

APOLLO REAL ESTATE JOINT VENTURE

COVINGTON, Ky. (August 8, 2007) —Eagle Hospitality Properties Trust (NYSE:EHP) announced today that Eagle Hospitality Properties Trust’s common shareholders approved the previously announced agreement to be acquired by AP AIMCAP, a joint venture of Apollo Real Estate Investment Fund V L.P., Aimbridge Hospitality, L.P., and JF Capital Advisors, LLC. Subject to the satisfaction of all other closing conditions, the transaction is expected to close on August 15, 2007.

About Eagle Hospitality Properties Trust

Eagle Hospitality Properties Trust, Inc. is a real estate investment trust focused on investment opportunities in the full-service and all-suite hotel industry. The Company owns 13 upper upscale full-service and all-suite hotels encompassing approximately 3,516 guest rooms with premier brands including Hilton, Embassy Suites, Marriott and Hyatt. The hotels are located in Arizona, California, Colorado, Florida, New York, Kentucky, Ohio, Illinois, Massachusetts and Puerto Rico. More information on the Company can be found at www.eaglehospitality.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Eagle and its affiliates or industry results or the benefits of the proposed transaction to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the satisfaction of closing conditions to the transaction, and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in Eagle filings with the Securities and Exchange Commission. Eagle assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Suite 480 • RiverCenter II • 100 East RiverCenter Blvd. • Covington, KY 41011 • 859/581-5900 • FAX 859/581-4650

EAGLE HOSPITALITY PROPERTIES TRUST, INC.